SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM 8-K/A
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                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported) June 12, 1998

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                             JWGENESIS FINANCIAL CORP.
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(Exact name of Registrant as Specified in its Charter)


     Florida                          001-14205                   65-0811010
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(State or other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)


               980 North Federal Highway
               Suite 210
               Boca Raton, Florida                             33432
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     (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (561) 338-2800

               Not applicable
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(Former name or former address, if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
                         and
ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 12, 1998, JWGenesis Financial Corp. (the "Company") became the new publicly-held parent company of JW Charles Financial Services, Inc. ("JWCFS"), which previously had been a public company with a class of securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, in a statutory share exchange under Florida law. In a related transaction, the Company also acquired Genesis Merchant Group Securities, LLC ("Genesis"), a San Francisco-based investment banking, institutional research, sales and trading firm, all following approval at a special meeting on that date by the shareholders of JWCFS of an Amended and Restated Agreement and Plan of Combination dated as of March 9, 1998, by and among the Company, JWCFS, Genesis and the holders of the equity interests of Genesis. In those transactions, the shareholders of JWCFS received one share of Company common stock for each former share of JWCFS common stock (for an aggregate of approximately 3.8 million shares), and the Company then issued
1.5 million shares of common stock to acquire all of the equity ownership of Genesis. As a result, Genesis and JWCFS are wholly-owned subsidiaries of the Company. The acquisition of Genesis was accounted for as a purchase and, based upon the June 12 closing price of JWCFS common stock, was valued at approximately $15.8 million.

     The initial board of directors of JWGenesis is comprised of five existing directors of JWCharles -- Messrs. Marshall T. Leeds, Joel E. Marks, Wm. Dennis Ferguson, Gregg S. Glaser and Curtis R. Sykora -- along with four new directors: Harvey R. Heller; Will K. Weinstein, co-founder and former Chairman of Genesis; Philip C. Stapleton, co-founder and President of Genesis; and Jeffrey H. Lehman, Executive Vice President and Director of Corporate Finance of Genesis. Mr. Weinstein was named Vice Chairman of the Company, and Messrs. Stapleton and Lehman were named Chief Operating Officer and Executive Vice President of the Company, respectively. Mr. Stapleton will also serve as President of JWGenesis Capital Markets LLC, which will be the new name for Genesis.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

(a)  Financial Statements of Business Acquired


     The Company determined that the financial statements of the Genesis Merchant Group Securities, LLC required to be reported as a result of the transaction described in Item 2 were previously filed with the SEC as part of the Registrant's Form S-4, Commission File No. 333-47693.


(b)  Pro Forma Material Information


     The Company determined that the pro forma financial statements requried to be reported as a result of the transaction described in
Item 2 were previously filed with the SEC as part of the Registrant's Form S-4, Commission File No. 333-47693.

(c)  Exhibits

     The following exhibit is filed with this report:

     2.1 Amended and Restated Agreement and Plan of Combination, dated as of March 9, 1998 (incorporated by reference from the Company's Form S-4, as amended, Commission File No. 333-47693).


SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JWGENESIS FINANCIAL CORP.



                                   /s/ Joel E. Marks
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                                   Name:  Joel E. Marks
                                   By:  Executive Vice President and Chief
                                        Financial Officer


                                    August 14, 1998
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                                                   Date